EXHIBIT 5.1



                          ENGLISH, MCCAUGHAN & O'BRYAN
                         100 N.E. Third Ave., Suite 1100
                            Ft. Lauderdale, FL 33301


The Singing Machine Company, Inc.
6601 Lyons Road, Bldg. A-7
Coconut Creek, FL 33073

         Re: Registration Statement on Form S-8 (the "Registration Statement"); The Singing Machine Company, Inc. (the "Company") Amended and Restated 1994 Management Stock Option Plan

Ladies and Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission ("Commission") with respect to the registration by The Singing Machine Company, Inc., a Delaware corporation (the "Company") of an aggregate of 1,229,500 shares of common stock of the Company (the "Shares"). The Shares are covered by the Registration Statement and consist of 1,229,500 shares of the Company's common stock to be issued upon the exercise of options to be granted under the Plan.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation, By-Laws, the Plan and various other agreements and corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued upon exercise of options granted under the Plan, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable. We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                        Very truly yours,

                                        /s/ ENGLISH, McCAUGHAN & O'BRYAN, P.A.


Date: April 27, 2001